EXHIBIT 99.1

News Release	Devon Energy Corporation 20 North Broadway Oklahoma City, OK 73102-8260

Investor Contact	Zack Hager	405 552 4526
Media Contact	Chip Minty	405 228 8647
DEVON ENERGY REPORTS 2008 FINANCIAL RESULTS AND YEAR-END RESERVES
OKLAHOMA CITY — February 4, 2009 — Devon Energy Corporation (NYSE:DVN) today reported a net loss of $2.1 billion, or $4.85 per common share ($4.85 per diluted common share), for the year ended December 31, 2008. Increased natural gas and liquids production and sales were more than offset by a $7.1 billion non-cash, after-tax reduction in the carrying value of oil and gas properties, which is explained in detail below. In the year ended December 31, 2007, Devon earned $3.6 billion, or $8.08 per common share ($8.00 per diluted common share).
For the quarter ended December 31, 2008, Devon reported a net loss of $6.8 billion, or $15.42 per common share ($15.42 per diluted common share), also reflecting the $7.1 billion non-cash charge. In the fourth quarter of 2007, the company reported net earnings of $1.3 billion or, $2.96 per common share ($2.92 per diluted common share).
2008 Earnings $9.91 per Share Excluding Items Not Estimated by Analysts;
Non-Cash Ceiling Adjustment Triggered by Declining Prices
Devon’s full-year and fourth-quarter 2008 financial results were impacted by certain items securities analysts typically exclude from their published estimates. The most significant of these items was a $7.1 billion after-tax reduction in the carrying value of oil and gas properties. This was the result of a non-cash, full-cost ceiling adjustment in the fourth quarter of 2008. This charge resulted from application of the ceiling test as prescribed by the Securities and Exchange Commission (SEC) for companies that follow the full-cost method of accounting.
Under the full-cost method of accounting, a company’s net book value of its oil and gas properties, less related deferred income taxes, may not exceed a calculated “ceiling.” The test is performed separately for each country in which the company operates. The ceiling is the estimated after-tax stream of future net revenues from proved oil and gas properties, discounted at 10 percent per year, using year-end costs and prices held flat plus the cost of unevaluated properties. Any excess is written off as a non-cash expense. The expense may not be reversed in future periods, even though higher oil and gas prices may subsequently increase the ceiling. Full-cost companies must use the prices in effect at the end of each accounting quarter to calculate the ceiling value of reserves. Future net revenues are calculated assuming continuation of prices and costs in effect at the time of the calculation, except for changes that are fixed and determinable by existing contracts. Although the SEC recently modified its rules applicable to the ceiling test, the new rules do not take effect until year-end 2009.
Excluding the reduction in carrying value of oil and gas properties and other adjusting items, Devon earned $4.4 billion or $9.91 per diluted common share in 2008. In the fourth quarter of 2008, excluding adjusting items, the company earned $297 million, or 67 cents per diluted common share. The adjusting items are discussed in more detail later in this news release.
“Despite the effects of the sharp fourth-quarter declines in oil and natural gas prices, 2008 was a very successful year for the company,” said J. Larry Nichols, chairman and chief executive officer. “Cash flow reached an all-time record of nearly $10 billion. We increased oil and gas production by six percent and drilled 2,441 wells with a 98 percent success rate. In addition, we added 584 million barrels of proved reserves before price revisions at a very attractive cost per barrel.”

Cash Flow a Record $9.6 Billion
Cash flow before balance sheet changes increased 31 percent to a record $9.6 billion in 2008. Other sources of cash included $1.9 billion in after-tax proceeds from the African divestiture program and $280 million from an exchange of assets with Chevron Corporation. Devon utilized these sources of cash and cash on hand to fund $10.5 billion of capital expenditures, repurchase $815 million of common and preferred stock, pay $289 million in dividends and reduce total debt by $2.1 billion during the year. The company exited 2008 with cash of $379 million and a net debt to adjusted capitalization ratio of less than 25 percent. Reconciliations of cash flow before balance sheet changes, net debt and adjusted capitalization, which are non-GAAP measures, are provided in this release.
Drill-bit Reserve Additions More Than Double Production
Capital and Reserve Summary
(detailed tables and non-GAAP reconciliations are also provided in this release)

	Year Ended
	December 31,
	2008	2007

Drill-bit Capital (in millions)	$9,012	$5,812

Reserve Data (MMBoe)

Discoveries and extensions	546	315
Revisions other than price	38	75

Drill-bit and performance reserve additions	584	390

In 2008, Devon added 584 million oil-equivalent barrels (Boe) to its proved oil and gas reserves through successful drilling (discoveries, extensions and performance revisions). The company invested $9 billion of associated drill-bit capital during the year.
Devon also acquired 66 million Boe through purchases of proved reserves. Revisions related to changes in year-end oil, natural gas and natural gas liquids prices decreased 2008 proved reserves by 473 million Boe. More than 70 percent of the price-related reserve revisions resulted from the impact of year-end prices on heavy oil reserves at Devon’s Jackfish oil sands project in Canada.
Oil and gas production from continuing operations increased six percent to 238 million Boe in 2008. Estimated proved reserves at December 31, 2008, were 2,428 million Boe.
Proved developed reserves were 1,934 million Boe at December 31, 2008. This represented 80 percent of total proved reserves. Year-end proved reserves included 429 million barrels of crude oil, 9.9 trillion cubic feet of natural gas and 352 million barrels of natural gas liquids. Devon’s reserve life index (proved reserves divided by annual production) is approximately 10 years.
Barnett Shale Growth and Start-Up at Jackfish Paced 2008 Operations
Devon drilled 2,441 wells in 2008 with a 98 percent success rate. Following are operational highlights from 2008:
•	The company drilled 659 wells in the Barnett Shale field in north Texas during the year. Devon had 3,809 producing wells in the field at December 31, 2008.

•	Devon produced 398 billion cubic feet of gas equivalent (Bcfe) from the Barnett Shale field in 2008. This was a 31 percent increase compared with its 2007 net Barnett production.

•	Net production from the Barnett Shale reached nearly 1.2 Bcfe per day during the fourth quarter of 2008. Devon had exited 2007 producing about 950 million cubic feet equivalent (MMcfe) per day.

•	In east Texas, Devon increased production from its Carthage area by nearly 10 percent in 2008 to more than 300 MMcfe per day. The company drilled 132 wells at Carthage during the year, including 20 horizontal wells.

•	Devon added another 40,000 net acres to its industry-leading lease position in the Haynesville Shale play in eastern Texas and western Louisiana in the fourth quarter of 2008. The company now holds some 570,000 net acres in the Haynesville Shale and is evaluating its position through drilling, coring and testing.

•	In the Arkoma Basin in Oklahoma, Devon increased net production from the Woodford Shale to about 64 million cubic feet of gas equivalent per day. This is a 165 percent increase compared with the fourth quarter of 2007. Also in 2008, the company completed construction and commenced operation of its Northridge gas processing plant, which can process up to 200 million cubic feet of natural gas per day.

•	Devon began successful development of a new shale play in the Anadarko Basin in Oklahoma in 2008. The company has assembled a lease position of 112,000 net acres in the “Cana” play and drilled 10 Devon-operated wells during the year. Devon’s net production from Cana was nearly 20 MMcfe per day at December 31, 2008. The company believes its net risked resource potential in the Cana play represents nearly four trillion cubic feet of natural gas equivalent.

•	Devon continued to advance its Lower Tertiary projects in the Gulf of Mexico in 2008. At Cascade, the company commenced drilling the first of two initial producing wells and continued work on the production facilities and subsea equipment. When Cascade begins producing in 2010, it will utilize the Gulf’s first floating production, storage and offloading vessel, or FPSO.

•	Devon ramped up production from Jackfish, its 100-percent owned Canadian oil sands project, throughout 2008. Production reached 22,000 barrels per day in the fourth quarter and is expected to peak at 35,000 barrels per day in 2009.

•	Jackfish is expected to produce at 35,000 barrels per day for more than 20 years. Devon sanctioned and began work on a second phase, Jackfish 2, in 2008. Jackfish 2 is also sized to produce 35,000 barrels per day, with production commencing by the end of 2011.
African Divestitures Substantially Completed
Devon completed the sales of its West African producing assets in 2008. The aggregate pre-tax value of the combined African divestitures was approximately $3 billion. In accordance with U.S. accounting standards, the company classified the assets, liabilities and results of its operations in Africa as discontinued operations for all accounting periods presented. Included in this release is a table of revenues, expenses and production categories and amounts reclassified as discontinued operations for each period presented.
Oil and Gas Sales Increase 36 Percent
Sales of oil, gas and natural gas liquids from continuing operations increased 36 percent to $13.1 billion in the year ended December 31, 2008. Comparable sales for the year ended December 31, 2007, were $9.6 billion. The combined effects of increased natural gas and liquids production and higher realized oil, natural gas and natural gas liquids prices led to the increase in sales.
Combined oil, gas and natural gas liquids production from continuing operations averaged 650 thousand Boe per day in 2008. This was a six percent increase compared with Devon’s 2007 average daily production.
Marketing and midstream operating profit increased 31 percent to $668 million in 2008. The increase in operating profit was attributable to higher throughput and higher natural gas and natural gas liquids prices.
Expenses Generally in Line with Expectations
With the exception of depreciation, depletion and amortization of oil and gas properties (DD&A), most expense items were in line with expectations. Unit DD&A in 2008 increased to $13.68 per Boe compared with $11.85 per Boe in 2007. The higher than expected DD&A rate was attributable to the impact on estimated proved reserves of low commodity prices at December 31, 2008.
Items Excluded from Published Earnings Estimates
Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. These items and their effects upon reported earnings for the full year and fourth quarter of 2008 were as follows:

Items affecting continuing operations-
•	An unrealized gain on oil and natural gas derivative instruments increased full-year earnings by $243 million pre-tax ($156 million after tax) and increased fourth-quarter earnings by $103 million pre-tax ($65 million after tax).

•	A change in fair value of other financial instruments decreased full-year earnings by $151 million pre-tax ($97 million after tax) and decreased fourth-quarter earnings by $129 million pre-tax ($82 million after tax).

•	A reduction in the carrying value of oil and gas properties decreased full-year and fourth-quarter earnings by $10.4 billion pre-tax ($7.1 billion after tax).

•	Income tax expense related to the repatriation of cash from outside the United States and a related change in an income tax election decreased full-year after-tax earnings by $312 million.

•	A modification to the company’s stock compensation vesting policy decreased full-year earnings by $27 million pre-tax ($17 million after tax).

•	A reduction in Canadian statutory income tax rates increased full-year after-tax earnings by $7 million.
Items affecting discontinued operations-
•	Divestitures of assets in Africa resulted in a full-year gain of $819 million pre-tax ($769 million after tax) and a fourth-quarter gain of $4 million pre-tax ($25 million after tax).

•	A reduction in the carrying value of oil and gas properties decreased full-year and fourth-quarter earnings by $6 million pre-tax ($6 million after tax).

•	The decisions to exit Africa generated other financial benefits that increased full-year earnings by $55 million pre-tax ($27 million after tax).
The following tables summarize the full-year and fourth-quarter effects of these items on 2008 earnings and income taxes.
Summary of Items Typically Excluded by Securities Analysts (in millions)
Continuing Operations — Full Year 2008

	Pre-tax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Unrealized gain on oil and gas derivative instruments	$243	—	87	87	156	—
Change in fair value of other financial instruments	(151)	—	(54)	(54)	(97)	—
Reduction in the carrying value of oil and gas assets	(10,379)	—	(3,264)	(3,264)	(7,115)	—
Taxes on repatriation and tax policy elections	—	295	17	312	(312)	(295)
Stock compensation vesting	(27)	—	(10)	(10)	(17)	—
Change in Canadian income tax rate	—	—	(7)	(7)	7	—

Totals	$(10,314)	295	(3,231)	(2,936)	(7,378)	(295)

Discontinued Operations — Full Year 2008

	Pre-tax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Gain on sale of West African assets	$819	518	(468)	50	769	—
Reduction in the carrying value of oil and gas assets	(6)	—	—	—	(6)	—
Financial benefits of decision to exit Africa	55	—	28	28	27	—

Totals	$868	518	(440)	78	790	—

In aggregate, these items decreased full-year 2008 net earnings by $6.6 billion, or $14.85 per common share ($14.76 per diluted share). These items and their associated tax effects decreased full-year 2008 cash flow before balance sheet changes by $295 million.

Summary of Items Typically Excluded by Securities Analysts (in millions)
Continuing Operations — Fourth Quarter 2008

	Pre-tax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Unrealized gain on oil and gas derivative instruments	$103	—	38	38	65	—
Change in fair value of other financial instruments	(129)	—	(47)	(47)	(82)	—
Reduction in the carrying value of oil and gas assets	(10,379)	—	(3,264)	(3,264)	(7,115)	—

Totals	$(10,405)	—	(3,273)	(3,273)	(7,132)	—

Discontinued Operations — Fourth Quarter 2008

	Pre-tax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Gain on sale of West African assets	$4	—	(21)	(21)	25	—
Reduction in the carrying value of oil and gas assets	(6)	—	—	—	(6)	—

Totals	$(2)	—	(21)	(21)	19	—

In aggregate, these items decreased fourth-quarter 2008 net earnings by $7.1 billion, or $16.09 per common share ($16.09 per diluted share).
Conference Call to be Webcast Today
Devon will discuss its 2008 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com.
This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; and political or regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by Devon on its website or otherwise. Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.
The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. This release may contain certain terms, such as resource potential, reserve potential, probable reserves, possible reserves and exploration target size. The SEC guidelines strictly prohibit us from including these terms in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K, File No. 001-32318, available from us at Devon Energy Corporation, Attn. Investor Relations, 20 North Broadway, Oklahoma City, OK 73102. You can also obtain this form from the SEC by calling 1-800-SEC-0330.
Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is the largest U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION (net of royalties)
Excludes discontinued operations

	Year Ended		Quarter Ended
	December 31,		December 31,
	2008	2007	2008	2007

Total Period Production

Natural Gas (Bcf)
U.S. Onshore	668.1	557.9	181.2	150.1
U.S. Offshore	57.6	77.0	12.6	19.6

Total U.S.	725.7	634.9	193.8	169.7
Canada	212.1	226.0	53.6	55.8
International	2.2	1.7	0.7	0.5

Total Natural Gas	940.0	862.6	248.1	226.0

Oil (MMBbls)
U.S. Onshore	11.3	11.2	3.0	2.8
U.S. Offshore	5.9	7.8	1.0	1.9

Total U.S.	17.2	19.0	4.0	4.7
Canada	21.6	16.1	6.2	4.4
International	14.2	19.5	3.4	4.3

Total Oil	53.0	54.6	13.6	13.4

Natural Gas Liquids (MMBbls)
U.S. Onshore	23.6	20.6	6.5	5.7
U.S. Offshore	0.6	0.8	0.1	0.2

Total U.S.	24.2	21.4	6.6	5.9
Canada	4.0	4.3	1.0	1.1
International	—	—	—	—

Total Natural Gas Liquids	28.2	25.7	7.6	7.0

Oil Equivalent (MMBoe)
U.S. Onshore	146.2	124.8	39.7	33.5
U.S. Offshore	16.1	21.4	3.2	5.4

Total U.S.	162.3	146.2	42.9	38.9
Canada	60.9	58.1	16.1	14.8
International	14.6	19.8	3.5	4.4

Total Oil Equivalent	237.8	224.1	62.5	58.1

Average Daily Production

Natural Gas (MMcf)
U.S. Onshore	1,825.5	1,528.5	1,969.6	1,631.5
U.S. Offshore	157.3	210.9	136.3	213.4

Total U.S.	1,982.8	1,739.4	2,105.9	1,844.9
Canada	579.4	619.2	582.7	606.2
International	6.1	4.8	8.1	5.0

Total Natural Gas	2,568.3	2,363.4	2,696.7	2,456.1

Oil (MBbls)
U.S. Onshore	30.7	30.7	32.1	30.6
U.S. Offshore	16.2	21.3	11.3	20.8

Total U.S.	46.9	52.0	43.4	51.4
Canada	59.0	44.2	67.4	48.2
International	38.8	53.4	36.2	47.2

Total Oil	144.7	149.6	147.0	146.8

Natural Gas Liquids (MBbls)
U.S. Onshore	64.6	56.6	71.2	61.4
U.S. Offshore	1.5	2.1	1.1	2.0

Total U.S.	66.1	58.7	72.3	63.4
Canada	10.9	11.7	10.9	12.1
International	—	—	—	—

Total Natural Gas Liquids	77.0	70.4	83.2	75.5

Oil Equivalent (MBoe)
U.S. Onshore	399.5	342.0	431.5	363.9
U.S. Offshore	44.0	58.5	35.1	58.4

Total U.S.	443.5	400.5	466.6	422.3
Canada	166.5	159.1	175.4	161.3
International	39.8	54.2	37.6	48.0

Total Oil Equivalent	649.8	613.8	679.6	631.6

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
BENCHMARK PRICES
(average prices)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2008	2007	2008	2007

Natural Gas ($/Mcf) — Henry Hub	$9.04	$6.86	$6.95	$6.97
Oil ($/Bbl) — West Texas Intermediate (Cushing)	$99.75	$72.39	$58.51	$90.92

REALIZED PRICES
(excludes the effects of unrealized gains and losses from hedging)

	Oil	Gas	NGLs	Total
Quarter Ended December 31, 2008	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$55.11	$4.98	$20.52	$30.21
U.S. Offshore	$56.80	$6.95	$34.28	$46.31
Total U.S.	$55.56	$5.11	$20.73	$31.42
Canada	$30.67	$6.02	$35.95	$34.02
International	$46.24	$4.90	$—	$45.63

Realized price without hedges	$41.86	$5.30	$22.73	$32.88
Cash settlements	$2.02	$0.52	$—	$2.47

Realized price, including cash settlements	$43.88	$5.82	$22.73	$35.35

	Oil	Gas	NGLs	Total
Quarter Ended December 31, 2007	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$87.46	$5.69	$45.19	$40.47
U.S. Offshore	$88.82	$7.26	$47.48	$59.81
Total U.S.	$88.01	$5.87	$45.27	$43.15
Canada	$54.54	$6.49	$56.64	$44.94
International	$86.29	$7.58	$—	$85.59

Realized price without hedges	$76.46	$6.03	$47.08	$46.83
Cash settlements	$—	$0.04	$—	$0.15

Realized price, including cash settlements	$76.46	$6.07	$47.08	$46.98

	Oil	Gas	NGLs	Total
Year Ended December 31, 2008	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$95.63	$7.43	$40.97	$47.91
U.S. Offshore	$104.90	$9.53	$51.11	$74.55
Total U.S.	$98.83	$7.59	$41.21	$50.55
Canada	$71.04	$8.17	$61.45	$57.65
International	$94.05	$8.27	$—	$92.91

Realized price without hedges	$86.22	$7.73	$44.08	$54.97
Cash settlements	$0.51	$(0.45)	$—	$(1.67)

Realized price, including cash settlements	$86.73	$7.28	$44.08	$53.30

	Oil	Gas	NGLs	Total
Year Ended December 31, 2007	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$67.34	$5.69	$36.08	$37.45
U.S. Offshore	$71.95	$7.17	$36.78	$53.30
Total U.S.	$69.23	$5.87	$36.11	$39.77
Canada	$49.80	$6.24	$46.07	$41.51
International	$70.60	$6.22	$—	$70.11

Realized price without hedges	$63.98	$5.97	$37.76	$42.90
Cash settlements	$—	$0.04	$—	$0.18

Realized price, including cash settlements	$63.98	$6.01	$37.76	$43.08

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenues

Oil sales	$4,567	$3,493	$566	$1,032
Gas sales	7,263	5,149	1,316	1,362
NGL sales	1,243	970	174	327
Net (loss) gain on oil and gas derivative financial instruments	(154)	14	257	13
Marketing and midstream revenues	2,292	1,736	397	463

Total revenues	15,211	11,362	2,710	3,197

Expenses and other income, net

Lease operating expenses	2,217	1,828	583	502
Production taxes	522	340	60	85
Marketing and midstream operating costs and expenses	1,624	1,227	275	315
Depreciation, depletion and amortization of oil and gas properties	3,253	2,655	973	718
Depreciation and amortization of non-oil and gas properties	256	203	70	57
Accretion of asset retirement obligation	86	74	20	19
General and administrative expenses	653	513	179	155
Interest expense	329	430	68	105
Change in fair value of other financial instruments	149	(34)	127	(3)
Reduction of carrying value of oil and gas properties	10,379	—	10,379	—
Other income, net	(224)	(98)	(103)	(27)

Total expenses and other income, net	19,244	7,138	12,631	1,926

(Loss) earnings from continuing operations before income tax expense	(4,033)	4,224	(9,921)	1,271

Income tax (benefit) expense

Current	619	500	(124)	41
Deferred	(1,573)	578	(2,964)	126

Total income tax (benefit) expense	(954)	1,078	(3,088)	167

(Loss) earnings from continuing operations	(3,079)	3,146	(6,833)	1,104

Discontinued operations

Earnings (loss) from discontinued operations before income tax expense	1,131	696	(2)	254
Income tax expense (benefit)	200	236	(19)	42

Earnings from discontinued operations	931	460	17	212

Net (loss) earnings	(2,148)	3,606	(6,816)	1,316
Preferred stock dividends	5	10	—	3

Net (loss) earnings applicable to common stockholders	$(2,153)	$3,596	$(6,816)	$1,313

Basic net (loss) earnings per share
(Loss) earnings from continuing operations	$(6.95)	$7.05	$(15.46)	$2.48
Earnings from discontinued operations	2.10	1.03	0.04	0.48

Net (loss) earnings	$(4.85)	$8.08	$(15.42)	$2.96

Diluted net (loss) earnings per share
(Loss) earnings from continuing operations	$(6.95)	$6.97	$(15.46)	$2.45
Earnings from discontinued operations	2.10	1.03	0.04	0.47

Net (loss) earnings	$(4.85)	$8.00	$(15.42)	$2.92

Weighted average common shares outstanding
Basic	444	445	442	444
Diluted	447	450	444	449

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED BALANCE SHEETS
(in millions)

	December 31,
	2008	2007

Assets

Current assets

Cash and cash equivalents	$379	$1,364
Short-term investments, at fair value	—	372
Accounts receivable	1,412	1,779
Income taxes receivable	334	30
Derivative financial instruments, at fair value	282	12
Current assets held for sale	27	120
Other current assets	250	237

Total current assets	2,684	3,914

Property and equipment, at cost, based on the full cost method of accounting for oil and gas properties ($4,540 and $3,417 excluded from amortization in 2008 and 2007, respectively)	55,657	48,473
Less accumulated depreciation, depletion and amortization	32,683	20,394

Net property and equipment	22,974	28,079

Investment in Chevron Corporation common stock, at fair value	—	1,324
Goodwill	5,579	6,172
Long-term assets held for sale	19	1,512
Other long-term assets, including $199 million at fair value in 2008	652	455

Total Assets	$31,908	$41,456

Liabilities and Stockholders’ Equity

Current liabilities

Accounts payable — trade	$1,819	$1,360
Revenues and royalties due to others	496	578
Income taxes payable	37	97
Short-term debt	180	1,004
Current portion of asset retirement obligation, at fair value	138	82
Current liabilities associated with assets held for sale	13	145
Accrued expenses and other current liabilities	452	391

Total current liabilities	3,135	3,657

Debentures exchangeable into shares of Chevron Corporation common stock	—	641
Other long-term debt	5,661	6,283
Derivative financial instruments, at fair value	—	488
Asset retirement obligation, at fair value	1,347	1,236
Liabilities associated with assets held for sale	—	404
Other long-term liabilities	1,026	699
Deferred income taxes	3,679	6,042

Stockholders’ equity

Preferred stock	—	1
Common stock	44	44
Additional paid-in capital	6,257	6,743
Retained earnings	10,376	12,813
Accumulated other comprehensive income	383	2,405

Total Stockholders’ Equity	17,060	22,006

Total Liabilities and Stockholders’ Equity	$31,908	$41,456

Common Shares Outstanding	444	444

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Year Ended
	December 31,
	2008	2007

Cash Flows From Operating Activities

Net (loss) earnings	$(2,148)	$3,606
Earnings from discontinued operations, net of tax	(931)	(460)
Adjustments to reconcile (loss) earnings from continuing operations to net cash provided by operating activities:
Depreciation, depletion and amortization	3,509	2,858
Deferred income tax (benefit) expense	(1,573)	578
Net gain on sales of non-oil and gas property and equipment	(1)	(1)
Reduction of carrying value of oil and gas properties	10,379	—
Other noncash charges	187	177
Net increase in operating working capital	(138)	(499)
Increase in long-term other assets	(59)	(92)
Increase (decrease) in long-term other liabilities	48	(5)

Cash provided by operating activities — continuing operations	9,273	6,162
Cash provided by operating activities — discontinued operations	135	489

Net cash provided by operating activities	9,408	6,651

Cash Flows From Investing Activities

Proceeds from sales of property and equipment	117	76
Capital expenditures	(9,375)	(6,158)
Proceeds from exchange of investment in Chevron Corporation common stock	280	—
Purchases of short-term investments	(50)	(934)
Sales of short-term investments	300	1,136

Cash used in investing activities — continuing operations	(8,728)	(5,880)
Cash provided by investing activities — discontinued operations	1,855	166

Net cash used in investing activities	(6,873)	(5,714)

Cash Flows From Financing Activities

Credit facility repayments	(3,191)	(757)
Credit facility borrowings	1,741	2,207
Net commercial paper borrowings (repayments)	1	(804)
Principal payments on debt	(1,031)	(567)
Preferred stock redemption	(150)	—
Proceeds from stock option exercises	116	91
Repurchases of common stock	(665)	(326)
Dividends paid on common and preferred stock	(289)	(259)
Excess tax benefits related to share-based compensation	60	44

Net cash used in financing activities	(3,408)	(371)

Effect of exchange rate changes on cash	(116)	51

Net (decrease) increase in cash and cash equivalents	(989)	617
Cash and cash equivalents at beginning of period (including assets held for sale)	1,373	756

Cash and cash equivalents at end of period (including assets held for sale)	$384	$1,373

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
RESERVE RECONCILIATION

	Total				Total U.S.
	Oil	Gas	NGLs	Total	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)

As of December 31, 2007:

Proved developed	391	7,255	274	1,874	148	5,743	244	1,349
Proved undeveloped	286	1,739	47	622	22	1,400	38	293

Total proved	677	8,994	321	2,496	170	7,143	282	1,642

Production	(53)	(940)	(28)	(238)	(17)	(726)	(24)	(162)
Discoveries and extensions	132	2,077	67	546	12	1,966	65	405
Divestitures	(6)	(5)	—	(7)	(1)	(1)	—	(1)
Acquisitions	18	252	6	66	18	250	6	66
Revisions due to prices	(355)	(588)	(20)	(473)	(20)	(369)	(18)	(100)
Revisions other than price	16	95	6	38	5	106	6	28
As of December 31, 2008:

Proved developed	301	8,044	292	1,934	133	6,681	261	1,508
Proved undeveloped	128	1,841	60	494	34	1,688	56	370

Total Proved	429	9,885	352	2,428	167	8,369	317	1,878

	U.S. Onshore				U.S. Offshore
	Oil	Gas	NGLs	Total	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)

As of December 31, 2007:

Proved developed	122	5,547	243	1,290	26	196	1	59
Proved undeveloped	9	1,218	38	249	13	182	—	44

Total proved	131	6,765	281	1,539	39	378	1	103

Production	(11)	(669)	(24)	(146)	(6)	(57)	—	(16)
Discoveries and extensions	11	1,916	65	395	1	50	—	10
Divestitures	(1)	(1)	—	(1)	—	—	—	—
Acquisitions	18	250	6	66	—	—	—	—
Revisions due to prices	(17)	(367)	(18)	(97)	(3)	(2)	—	(3)
Revisions other than price	2	85	5	21	3	21	1	7
As of December 31, 2008:

Proved developed	111	6,469	260	1,449	22	212	1	59
Proved undeveloped	22	1,510	55	328	12	178	1	42

Total Proved	133	7,979	315	1,777	34	390	2	101

	Canada				International
	Oil	Gas	NGLs	Total	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)

As of December 31, 2007:

Proved developed	195	1,506	30	476	48	6	—	49
Proved undeveloped	193	338	9	258	71	1	—	71

Total proved	388	1,844	39	734	119	7	—	120

Production	(22)	(212)	(4)	(61)	(14)	(2)	—	(15)
Discoveries and extensions	120	111	2	141	—	—	—	—
Divestitures	(5)	(4)	—	(6)	—	—	—	—
Acquisitions	—	2	—	—	—	—	—	—
Revisions due to prices	(349)	(219)	(2)	(387)	14	—	—	14
Revisions other than price	2	(12)	—	—	9	1	—	10
As of December 31, 2008:

Proved developed	110	1,357	31	367	58	6	—	59
Proved undeveloped	24	153	4	54	70	—	—	70

Total Proved	134	1,510	35	421	128	6	—	129

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
COSTS INCURRED
(in millions)

	Total		Total U.S.
	Year Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Property Acquisition Costs:

Total proved	$822	$10	$822	$3

Total unproved	1,764	206	1,411	156

Exploration and development costs	7,464	5,885	5,577	4,111

Costs Incurred	$10,050	$6,101	$7,810	$4,270

	U.S. Onshore		U.S. Offshore
	Year Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Property Acquisition Costs:

Total proved	$822	$3	$—	$—

Total unproved	1,226	77	185	79

Exploration and development costs	4,388	3,378	1,189	733

Costs Incurred	$6,436	$3,458	$1,374	$812

	Canada		International
	Year Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Property Acquisition Costs:

Total proved	$—	$7	$—	$—

Total unproved	352	49	1	1

Exploration and development costs	1,304	1,309	583	465

Costs Incurred	$1,656	$1,365	$584	$466

Devon capitalizes certain general and administrative expenses related to property acquisition, exploration and development activities. These capitalized expenses were $406 million and $312 million in 2008 and 2007, respectively. Devon also capitalizes certain interest expenses related to property development activities. These capitalized expenses were $96 million and $65 million in 2008 and 2007, respectively. These capitalized general and administrative expenses and interest expenses are included in the costs shown in the preceding tables.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
DRILLING ACTIVITY

	Year Ended
	December 31,
	2008	2007

Exploration Wells Drilled

U.S.	28	35
Canada	90	122
International	8	1

Total	126	158

Exploration Wells Success Rate

U.S.	75%	71%
Canada	96%	98%
International	0%	0%

Total	85%	91%

Development Wells Drilled

U.S.	1,639	1,627
Canada	631	626
International	45	29

Total	2,315	2,282

Development Wells Success Rate

U.S.	98%	98%
Canada	99%	100%
International	93%	100%

Total	98%	99%

Total Wells Drilled

U.S.	1,667	1,662
Canada	721	748
International	53	30

Total	2,441	2,440

Total Wells Success Rate

U.S.	98%	98%
Canada	99%	99%
International	79%	97%

Total	98%	98%

COMPANY OPERATED RIGS

	Year Ended
	December 31,
	2008	2007

Number of Company Operated Rigs Running

U.S.	82	72
Canada	13	14
International	1	1

Total	96	87

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CAPITAL EXPENDITURES (in millions)
Quarter Ended December 31, 2008

	U.S. Onshore	U.S. Offshore	Canada	International	Total

Capital Expenditures

Exploration	$96	175	53	50	$374
Development	1,085	230	347	52	1,714
(1)Unproved acreage acquisition	894	9	12	—	915
(2)Proved property acquistion	794	—	—	—	794

Exploration and development capital	$2,869	414	412	102	$3,797
Capitalized G&A					107
Capitalized interest					26
Discontinued operations					4
Midstream capital					183
Other capital					76

Total Capital Expenditures					$4,193

(1)	$220 million is due to an asset exchange with Chevron and did not require the use of cash.

(2)	$390 million is due to an asset exchange with Chevron and did not require the use of cash.
CAPITAL EXPENDITURES (in millions)
Year Ended December 31, 2008

	U.S. Onshore	U.S. Offshore	Canada	International	Total

Capital Expenditures

Exploration	$192	539	164	249	$1,144
Development	3,903	491	986	222	5,602
(1)Unproved acreage acquistion	1,226	185	352	1	1,764
(2)Proved property acquisition	822	—	—	—	822

Exploration and development capital	$6,143	1,215	1,502	472	$9,332
Capitalized G&A					406
Capitalized interest					96
Discontinued operations					34
Midstream capital					490
Other capital					186

Total Capital Expenditures					$10,544

(1)	$220 million is due to an asset exchange with Chevron and did not require the use of cash.

(2)	$390 million is due to an asset exchange with Chevron and did not require the use of cash.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION FROM DISCONTINUED OPERATIONS

	Year Ended		Quarter Ended
	December 31,		December 31,
	2008	2007	2008	2007

Production from Discontinued Operations

Oil (MMBbls)	3.2	10.9	—	2.0
Natural Gas (Bcf)	2.6	5.0	—	1.2

Total Oil Equivalent (MMBoe)	3.6	11.8	—	2.2

STATEMENTS OF DISCONTINUED OPERATIONS
(in millions)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenues

Oil sales	$323	$746	$—	$175
Gas sales	11	15	—	3
Marketing and midstream revenues	15	20	—	7

Total revenues	349	781	—	185

Expenses and other income, net

Lease operating expenses	25	75	—	16
Marketing and midstream operating costs and expenses	5	7	—	2
Depreciation, depletion and amortization of oil and gas properties	—	20	—	—
Accretion of asset retirement obligation	1	3	—	—
Gain on sale of oil and gas properties	(819)	(90)	(4)	(90)
Reduction of carrying value of assets held for sale	6	70	6	3

Total expenses and other income, net	(782)	85	2	(69)

Earnings (loss) before income tax expense	1,131	696	(2)	254

Income tax expense (benefit)

Current	576	230	(67)	46
Deferred	(376)	6	48	(4)

Total income tax expense (benefit)	200	236	(19)	42

Earnings from discontinued operations	$931	$460	$17	$212

RESERVE DATA FOR DISCONTINUED OPERATIONS

	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)

As of December 31, 2007:

Proved developed	30	28	—	35
Proved undeveloped	30	62	—	40

Total proved	60	90	—	75

As of December 31, 2008:

Proved developed	—	—	—	—
Proved undeveloped	—	—	—	—

Total proved	—	—	—	—

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
NON-GAAP FINANCIAL MEASURES
The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles.) The company must reconcile the Non-GAAP financial measure to related GAAP information. Cash flow before balance sheet changes is a Non-GAAP financial measure. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Cash flow before balance sheet changes is also used by certain securities analysts as a measure of Devon’s financial results.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2008	2007	2008	2007

Net Cash Provided By Operating Activities (GAAP)	$9,408	$6,651	$1,227	$1,542

Changes in assets and liabilities — continuing operations	149	596	540	633
Changes in assets and liabilities — discontinued operations	57	71	(31)	94

Cash flow before balance sheet changes (Non-GAAP)	$9,614	$7,318	$1,736	$2,269

Devon believes that using net debt for the calculation of “net debt to adjusted capitalization” provides a better measure than using debt. Devon defines net debt as debt less cash and short-term investments. Devon believes that because cash and short-term investments can be used to repay indebtedness, netting cash and short-term investments against debt provides a clearer picture of the future demands on cash to repay debt.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	December 31,
	2008	2007

Total debt (GAAP)	$5,841	$7,928
Adjustments:
Cash and short-term investments	379	1,736

Net debt (Non-GAAP)	$5,462	$6,192

Total debt	$5,841	$7,928
Stockholders’ equity	17,060	22,006

Total capitalization (GAAP)	$22,901	$29,934

Net debt	$5,462	$6,192
Stockholders’ equity	17,060	22,006

Adjusted capitalization (Non-GAAP)	$22,522	$28,198

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
Drill-bit capital is defined as costs incurred less proved acquisition costs, unproved acquisition costs resulting from business combinations and other significant similar transactions, and the net difference of accrued future asset retirement costs less actual cash retirement expenditures. Drill-bit capital is a non-GAAP measure. Devon believes drill-bit capital is relevant because it provides additional insight into costs associated with current year drilling, facilities and unproved acreage acquisitions unrelated to business combinations and other significant similar transactions. It should be noted that the actual costs of reserves added through Devon’s drilling program will differ, sometimes significantly, from the direct comparison of capital spent and reserves added in any given period due to the timing of capital expenditures and reserve bookings. Certain securities analysts also use this methodology to measure Devon’s performance.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	Total		Total U.S.
	Year Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Costs Incurred (GAAP)	$10,050	$6,101	$7,810	$4,270

Less:
Proved acquisition costs	822	10	822	3
Unproved portion of Chief acquisition	—	(13)	—	(13)
Accrued asset retirement costs	297	365	177	223
Plus: Actual retirement expenditures	81	73	56	48

Drill-bit capital (Non-GAAP)	$9,012	$5,812	$6,867	$4,105

	U.S. Onshore		U.S. Offshore
	Year Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Costs Incurred (GAAP)	$6,436	$3,458	$1,374	$812

Less:
Proved acquisition costs	822	3	—	—
Unproved portion of Chief acquisition	—	(13)	—	—
Accrued asset retirement costs	102	96	75	127
Plus: Actual retirement expenditures	11	10	45	38

Drill-bit capital (Non-GAAP)	$5,523	$3,382	$1,344	$723

	Canada		International
	Year Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Costs Incurred (GAAP)	$1,656	$1,365	$584	$466

Less:
Proved acquisition costs	—	7	—	—
Accrued asset retirement costs	102	129	18	13
Plus: Actual retirement expenditures	25	25	—	—

Drill-bit capital (Non-GAAP)	$1,579	$1,254	$566	$453